Exhibit 99

October 26, 2016
Phoenix, Arizona
Knight Transportation Reports Third Quarter 2016 Revenue and Earnings
Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the third quarter ended September 30, 2016.
The following table reflects key financial highlights for the third quarter and first nine months of 2016 and 2015.
(dollars in thousands, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Chg	2016	2015	Chg
Total Revenue	$280,530	$300,122	-6.5%	$828,936	$892,225	-7.1%
Revenue, excluding trucking fuel surcharge	$256,243	$269,930	-5.1%	$763,684	$795,767	-4.0%

Operating Income	$36,934	$46,426	-20.4%	$113,742	$134,348	-15.3%
Adjusted Operating Income(1)	$36,934	$46,426	-20.4%	$113,742	$141,511	-19.6%

Net Income, attributable to Knight	$23,350	$30,283	-22.9%	$70,595	$87,484	-19.3%
Adjusted Net Income, attributable to Knight(2)	$23,350	$30,283	-22.9%	$70,595	$91,879	-23.2%

Earnings per diluted share	$0.29	$0.37	-21.7%	$0.87	$1.06	-17.6%
Adjusted earnings per diluted share(2)	$0.29	$0.37	-21.7%	$0.87	$1.11	-21.5%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on September 2, 2016, which was paid on September 30, 2016.
Dave Jackson, President and Chief Executive Officer, commented on the quarter, “The freight environment remained moderate in the third quarter of 2016 when compared to the same quarter last year. We continued to see improvement in our asset utilization and experienced more favorable supply/demand dynamics as the third quarter progressed.  We are beginning to see more non-contract opportunities in the first few weeks of October. With significantly declining new truck orders, the weak used equipment market, and additional regulatory burdens expected to phase in during the next year, we expect continued improvement in the supply/demand relationship in the coming quarters.
“Our focus remains on improving the productivity of our assets in our trucking segment and expanding load volumes and margins in our logistics segment. During the third quarter, when compared to the same quarter last year, we improved our miles per tractor 1.6% and grew our brokerage load volumes 7.0%. In certain markets, capacity began to tighten during the quarter, which resulted in our brokerage gross margins contracting by 140 basis points.

“Our earnings per diluted share for the quarter were $0.29, compared to our earnings per diluted share of $0.37 in the same quarter last year. During the quarter, revenue per loaded mile, excluding fuel surcharge, decreased 2.1% while our non-paid empty mile percentage increased 30 basis points, which negatively impacted our results by approximately $0.04 per share when compared to the same period last year. Less gain on sale of revenue equipment, increased net fuel cost, and lower other income also negatively impacted our results by approximately $0.02 per share. Driver pay continues to be inflationary when compared to the same quarter last year, which resulted in a $0.01 per share impact during the quarter. The effective income tax rate for the quarter was 38.4% versus 37.2% for the third quarter of 2015, which negatively impacted our results by approximately $0.01 per share.”
The following table reflects our consolidated financial performance and that of our trucking and our logistics segments for the third quarter and first nine months of 2016 and 2015.
(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Chg	2016	2015	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$256,243	$269,930	-5.1%	$763,684	$795,767	-4.0%
Operating Income	$36,934	$46,426	-20.4%	$113,742	$134,348	-15.3%
Adjusted Operating Income(1)	$36,934	$46,426	-20.4%	$113,742	$141,511	-19.6%
Adjusted Operating Ratio(1)	85.6%	82.8%	280 bps	85.1%	82.2%	290 bps

Trucking Segment
Revenue, excluding trucking fuel surcharge	$204,269	$211,816	-3.6%	$607,611	$626,389	-3.0%
Operating Income	$34,439	$42,710	-19.4%	$105,647	$122,800	-14.0%
Adjusted Operating Income(3)	$34,439	$42,710	-19.4%	$105,647	$129,963	-18.7%
Adjusted Operating Ratio(3)	83.1%	79.8%	330 bps	82.6%	79.3%	330 bps

Logistics Segment
Revenue	$51,974	$58,114	-10.6%	$156,073	$169,378	-7.9%
Operating Income	$2,495	$3,716	-32.9%	$8,095	$11,548	-29.9%
Operating Ratio	95.2%	93.6%	160 bps	94.8%	93.2%	160 bps

In the third quarter, the trucking segment achieved an adjusted operating ratio of 83.1% compared to 79.8% from the same quarter last year. Revenue per tractor, excluding fuel surcharge, decreased 0.8%, year over year, attributable to a 2.1% decrease in average revenue, excluding fuel surcharge, per loaded mile, a 1.6% increase in average miles per tractor, and a 30 basis point increase in non-paid empty mile percentage.  Increased driver related expenses, higher net fuel expense, less gain on sale of revenue equipment, and higher claims costs negatively impacted our operating results when compared to the same period last year.   We remain focused on improving the productivity of our assets, developing our freight network, and intensely controlling our costs.

During the third quarter of 2016, the logistics segment produced an operating ratio of 95.2% compared to 93.6% for the same quarter last year, with revenue declining 10.6%. Our logistics segment consists of brokerage, intermodal, and other logistics services. The year over year revenue decline in the third quarter was primarily a result of exiting our agriculture sourcing business in the first quarter of 2016.  Compared to the same quarter last year, our gross margin percentage in our brokerage business contracted 140 basis points while load volumes increased 7.0%. Brokerage revenue declined 4.5% when compared to the same quarter last year as increased load volume was offset by a 10.7% decline in revenue per load as a result of lower fuel surcharge, a shorter length of haul, and lower non-contract pricing. We plan to continue to invest in and grow our logistics service offerings, which require comparatively little capital investment, as we seek to continue to improve our return on capital.
Attracting and retaining safe, high-quality driving associates remains a priority. Our driver development and training programs remain a focus area for our management team, and we feel well positioned to continue to make progress around the development of our driving associates in the coming quarters.
The used equipment market remained soft during the quarter and resulted in gain on sale of revenue equipment in the third quarter of 2016 of $1.6 million, compared to $2.3 million in the third quarter of 2015. The average age of our tractor fleet is 2.0 years, which has increased from 1.8 years from the second quarter of 2016.  With rising new equipment prices and a weak used equipment market, we have extended the expected trade cycle of our tractors. We have been proactive in managing our preventative maintenance program with a goal of mitigating the additional maintenance cost associated with a slightly older fleet.
During the third quarter of 2016 we repurchased 117,044 shares of our common stock for $3.3 million. We currently have approximately 4.3 million shares available under our stock repurchase authorization. Over the last twelve months ended September 30, 2016, we have returned $59.5 million to our shareholders in the form of quarterly dividends and stock repurchases. We ended the quarter with $3.9 million of cash, $52.0 million of long-term debt, and $764.6 million of shareholders' equity. During the first three quarters of the year our net capital expenditures were $76.1 million, while our cash flow from operations was $189.2 million. We expect to continue to generate meaningful free cash flow (which we define as cash flow from operations minus net capital expenditures) as we do not plan to grow our tractor fleet until we see significant strength in customer demand combined with stronger non-contract and contract rate markets.
The company will hold a conference call on October 26, 2016, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended September 30, 2016. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knighttrans.com/events, “Third Quarter 2016 Conference Call Presentation.”
Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, adjusted earnings per diluted share (EPS), and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business. We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$256,243	$269,930	$763,684	$795,767
Fuel surcharge	24,287	30,192	65,252	96,458
TOTAL REVENUE	280,530	300,122	828,936	892,225

OPERATING EXPENSES:
Salaries, wages and benefits	82,688	85,514	250,732	249,921
Fuel expense - gross	34,616	39,795	94,815	120,247
Operations and maintenance	19,781	20,390	56,886	62,065
Insurance and claims	9,251	8,149	26,330	25,076
Operating taxes and licenses	4,546	3,373	14,645	13,954
Communications	976	849	3,224	3,066
Depreciation and amortization	29,129	28,204	86,486	82,728
Purchased transportation	57,069	62,115	168,772	182,279
Miscellaneous operating expenses	5,540	5,307	13,304	18,541
Total operating expenses	243,596	253,696	715,194	757,877

Income from operations	36,934	46,426	113,742	134,348

Interest income	83	140	259	377
Interest expense	(182)	(220)	(742)	(714)
Other income	1,389	2,335	4,602	7,234
Income before income taxes	38,224	48,681	117,861	141,245
INCOME TAXES	14,558	17,946	46,202	52,379
Net income	23,666	30,735	71,659	88,866
Net income attributable to noncontrolling interest	(316)	(452)	(1,064)	(1,382)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$23,350	$30,283	$70,595	$87,484

Basic Earnings Per Share	$0.29	$0.37	$0.88	$1.07
Diluted Earnings Per Share	$0.29	$0.37	$0.87	$1.06

Weighted Average Shares Outstanding - Basic	80,040	81,127	80,284	81,678
Weighted Average Shares Outstanding - Diluted	80,792	82,005	80,985	82,714

BALANCE SHEET DATA:
	09/30/16	12/31/15
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$3,886	$8,691
Trade receivables, net of allowance for doubtful accounts	131,489	131,945
Notes receivable, net of allowance for doubtful accounts	574	648
Prepaid expenses	16,671	17,320
Assets held for sale	18,347	29,327
Other current assets	8,507	14,215
Income Tax Receivable	8,845	41,967
Total Current Assets	188,319	244,113

Property and equipment, net	813,179	803,643
Notes receivable, long-term	3,198	3,419
Goodwill	47,035	47,050
Intangible Assets, net	2,700	3,075
Other assets and restricted cash	32,783	18,932
Total Long-term Assets	898,895	876,119

Total Assets	$1,087,214	$1,120,232

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$18,904	$14,818
Accrued payroll and purchased transportation	21,262	23,776
Accrued liabilities	16,539	21,609
Claims accrual - current portion	20,288	19,471
Dividend payable - current portion	298	349
Total Current Liabilities	77,291	80,023

Claims accrual - long-term portion	12,336	11,508
Long-term dividend payable and other liabilities	1,854	2,164
Deferred tax liabilities	177,201	174,165
Long-term debt	52,000	112,000
Total Long-term Liabilities	243,391	299,837

Total Liabilities	320,682	379,860

Common stock	800	810
Additional paid-in capital	219,593	205,648
Accumulated other comprehensive income	-	2,573
Retained earnings	544,192	529,367
Total Knight Transportation Shareholders' Equity	764,585	738,398
Noncontrolling interest	1,947	1,974
Total Shareholders' Equity	766,532	740,372
Total Liabilities and Shareholders' Equity	$1,087,214	$1,120,232

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor*	$43,501	$43,863	-0.8%	$129,444	$130,398	-0.7%

Non-paid Empty Mile Percent	12.4%	12.1%	2.5%	12.4%	11.7%	6.0%

Average Length of Haul	500	505	-1.0%	500	505	-1.0%

Adjusted Operating Ratio (1)	85.6%	82.8%		85.1%	82.2%

Average Tractors - Total	4,696	4,829		4,694	4,804

Average Trailers - Total	12,325	12,021		12,194	11,668

Net Capital Expenditures (in thousands)	$40,660	$69,242		$76,056	$108,852

Cash Flow From Operations (in thousands)	$55,639	$49,172		$189,163	$156,639

* Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:
(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited, in thousands)

Total revenue	$280,530	$300,122	$828,936	$892,225
Less: Trucking fuel surcharge	24,287	30,192	65,252	96,458
Revenue, excluding trucking fuel surcharge	$256,243	$269,930	$763,684	$795,767
Operating expense	243,596	253,696	715,194	757,877
Adjusted for:
Trucking fuel surcharge	(24,287)	(30,192)	(65,252)	(96,458)
Accrual for class action lawsuits (b)	-	-	-	(7,163)
Adjusted operating expenses	219,309	223,504	649,942	654,256
Adjusted operating income	$36,934	$46,426	$113,742	$141,511
Operating ratio	86.8%	84.5%	86.3%	84.9%
Adjusted operating ratio (a)	85.6%	82.8%	85.1%	82.2%
(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$23,350	$30,283	$70,595	$87,484
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	-	-	-	4,395
Adjusted net income attributable to Knight	$23,350	$30,283	$70,595	$91,879

Weighted Average Shares Outstanding - Diluted	80,792	82,005	80,985	82,714

Earnings per diluted share	$0.29	$0.37	$0.87	$1.06
Adjusted for:
Accrual for class action lawsuits (b)	-	-	-	0.05
Adjusted earnings per diluted share	$0.29	$0.37	$0.87	$1.11

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited, in thousands)
Trucking
Total revenue	$228,556	$242,008	$672,863	$722,847
Less: Trucking fuel surcharge	24,287	30,192	65,252	96,458
Revenue, excluding trucking fuel surcharge	$204,269	$211,816	$607,611	$626,389
Operating expense	194,117	199,298	567,216	600,047
Adjusted for:
Trucking fuel surcharge	(24,287)	(30,192)	(65,252)	(96,458)
Accrual for class action lawsuits (b)	-	-	-	(7,163)
Adjusted operating expenses	169,830	169,106	501,964	496,426
Adjusted operating income	$34,439	$42,710	$105,647	$129,963
Operating ratio	84.9%	82.4%	84.3%	83.0%
Adjusted operating ratio	83.1%	79.8%	82.6%	79.3%

(a)
Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b)	During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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